              [CARTER LEDYARD & MILBURN LLP LETTERHEAD]

                                                   [           ], 2003

World Gold Trust Services, LLC
444 Madison Avenue
3rd Floor
New York, NY  10022

                      Re:      Equity Gold Trust
                               REGISTRATION STATEMENT ON FORM S-1
                               ----------------------------------
Ladies and Gentlemen:

         We have acted as counsel for World Gold Trust Services, LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, of Amendment No. [ ] (the
"Amendment") to a Registration Statement on Form S-1, Registration No.
333-105202, including the prospectus constituting Part I of the Amendment (the
"Prospectus"). The Prospectus relates to the proposed issuance by the Equity
Gold Trust, an investment trust formed on _______, 2003, under New York law pursuant to a Trust Indenture between the Company as Depositor and The Bank of
New York as Trustee, of 60,400,000 shares, representing units of fractional undivided beneficial interest in and ownership of such Trust (the "Shares").

         We have examined the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the
Company, and such other documents, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Company.

         Based on and subject to the foregoing, we advise you that to the extent it describes conclusions as to U.S. federal tax law and subject to the limitations and qualifications described therein, the material under the caption
"United States Federal Tax Consequences" in the Prospectus expresses our opinion as to the material United States federal income tax consequences that generally will apply under currently applicable law to the purchase, ownership and disposition of Shares by a "US Shareholder" as defined in the material under such caption,

                                                                             -2-

World Gold Trust Services, LLC

and as to certain United States federal income, gift and estate tax consequences that may apply under currently applicable law to an investment in Shares by a
"Non-US Shareholder" as defined in the material under such caption.

         We consent to the filing of this opinion as an exhibit to the
Registration Statement [Amendment] and to the references to our firm in the material under the captions "United States Federal Tax Consequences" and "Legal
Matters" in the said Prospectus.

                                                  Very truly yours

                                                  Carter Ledyard & Milburn LLP

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